                                FOURTH AMENDMENT TO
                      EXCLUSIVE LICENSE AND ROYALTY AGREEMENT


     THIS FOURTH AMENDMENT ("Amendment") to the Exclusive License and Royalty Agreement ("Royalty Agreement") dated as of April 17, 1993, by and between LARRY A. RASMUSSON, residing at 1485 - 139th Lane Northwest, Andover, Minnesota (hereinafter referred to as "Rasmusson") and OXBORO OUTDOORS, INC., a Minnesota corporation having its principal place of business at 13828 Lincoln Street, Ham Lake, Minnesota 55304 (hereinafter referred to as the "Company"), is made effective as of the 1st day of September, 1998.

                                      RECITALS

     WHEREAS, and Rasmusson entered into the Third Amendment to the Royalty Agreement effective as of February 25, 1998;

     WHEREAS, the Third Amendment reduced the Royalties payable to Rasmusson under the Royalty Agreement for a period of time and caused the Parent of the Company to issue on behalf of the Company shares of stock of the Parent to Rasmusson in escrow.

     WHEREAS, the Company and Rasmusson desire to rescind the Third Amendment to the Royalty Agreement in its entirety and to effect certain other amendments to the Royalty Agreement pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the recitals set forth above and in further consideration of the terms and conditions set forth below, Rasmusson, Company and Parent agree to amend the Agreement as follows:

          1. RESCISSION OF THIRD AMENDMENT TO EXCLUSIVE LICENSE AND ROYALTY AGREEMENT. The Third Amendment to the Exclusive License and Royalty Agreement effective the 25th day of February, 1998, is hereby rescinded in its entirety. The 150,000 shares issued to Rasmusson (Certificate of Common Stock of Oxboro Medical International, Inc. No. __) shall be and are hereby returned to Oxboro Medical International, Inc. duly endorsed by Rasmusson or with an attached Assignment Separate From Certificate.

          2. AMENDMENT TO SUBSECTION 4.1. Section 4.1 of the Royalty Agreement is hereby amended in its entirety as follows:

               4.1 The Company will pay to Rasmusson Royalties in the amount set forth below on the NET SALES PRICE of all PRODUCTS sold by the Company during the revised term of this Royalty Agreement:

                    (a) The Company will pay Rasmusson Royalties in the amount of eight percent (8%) up to One Million Dollars of NET SALES PRICE of PRODUCTS and nine percent (9%) for all net sales in excess of One Million Dollars until Royalty advances (currently in the approximate amount of Eighty Thousand and No/100 Dollars ($80,000.00)) are consumed; thereafter Royalties shall be paid pursuant to subparagraph b;

                    (b) Royalties shall be paid as set forth in the following table on the cumulative NET SALES PRICE of PRODUCTS sold by the Company for each fiscal year:

               --------------------------------------------------------------
                        Cumulative NET SALES              ROYALTY
                          PRICE OF PRODUCTS             PERCENTAGE
               --------------------------------------------------------------
                          $0 to $1,000,000                  4%
               --------------------------------------------------------------
                      $1,000,000 to $2,000,000              6%
               --------------------------------------------------------------
                           Over $2,000,000                  8%
               --------------------------------------------------------------

          3. AMENDMENT TO SECTION 8. Section 8 of the Royalty Agreement entitled Duration and Termination is hereby amended in its entirety as follows:

               8.   DURATION AND TERMINATION.

                    (a) This Contract shall terminate at 11:59 p.m. on August 31, 2001. Upon termination, Rasmusson shall have no further rights with respect to the PRODUCTS or Additional Products being sold at that time or to PRODUCTS and Additional Products which have not previously reverted to Rasmusson.

                    (b) Prior thereto, this Contract may be terminated by either party in the event of a breach under or default in the performance of any material provision, term or condition of this Contract and the giving of written notice specifying the alleged breach or default, if the party in breach or default fails to cure the alleged breach or default within thirty (30) days of receipt of notice, or fails to commence actions to cure the breach or default within such thirty (30) days period and thereafter diligently prosecute and pursue such cure to completion.

                    (c) In the event of termination of this Contract as a result of a default by the Company, the Company will immediately lose all rights to manufacture, produce and sell the PRODUCTS and the Additional Products, which rights shall immediately revert to Rasmusson; provided, however, that the Company will have the right to sell its inventory of any completed PRODUCTS and Additional Products manufactured or produced as of the date of such termination for a period of ninety (90) days from the date of such termination. The Company will also immediately lose all rights to use the KNOW-HOW, will cease using the KNOW-HOW in all respects, and will transfer all rights pertaining to the KNOW-

               HOW back to Rasmusson. The Company will continue to pay Royalties as provided in this Contract based on the NET SALES PRICE of PRODUCTS or Additional Products sold by the Company following the termination of this Contract. The Company will assign to Rasmusson all patents, trademark registrations, copyrights and similar intellectual property rights, as well as all applications therefore, which relate to or are derived from the PRODUCTS, the Additional Products or the KNOW-HOW; and Rasmusson will have the right to utilize the KNOW-HOW and to manufacture and sell the PRODUCTS and the Additional Products, either on his own account or through such other persons or entities as he may select.

          4. ARBITRATION. Any controversy or dispute arising under the terms of this Agreement shall be determined by arbitration in Minneapolis, Minnesota, according to the then current Rules and Regulations of the American Arbitration Association and the decision of the arbitrator or arbitrators shall be final and binding upon all parties and may be entered as a final judgment in any court of competent jurisdiction. The costs and arbitrators fees of the prevailing party shall be paid by the non-prevailing party.

          5. NOTICES. All notices required under this Agreement shall be given in writing and shall be sufficiently given if delivered to the addressee in person or, if mailed, by certified mail, return receipt requested, and addressed as follows:

               If to Parent:       President
                                   Oxboro Medical International, Inc.
                                   13828 Lincoln Street NE
                                   Ham Lake, Minnesota  55304

               If to Company:      Oxboro Outdoors, Inc.
                                   c/o The Board of Directors
                                   Oxboro Medical International, Inc.
                                   13828 Lincoln Street NE
                                   Ham Lake, Minnesota  55304

               If to Rasmusson:    Larry A. Rasmusson
                                   1485 - 139th Lane N.W.
                                   Andover, MN  55304

          Any notice shall be deemed effective (i) when delivered if delivered personally and (ii) five (5) days after deposit in the mail, return receipt requested.

     All other terms and conditions of the Royalty Agreement, as amended, shall remain unchanged, subject to future amendment by written agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                                RASMUSSON:

OXBORO OUTDOORS, INC.


 By:  /s/ Robert S. Garin                  /s/ Larry A. Rasmusson
    -----------------------------        -----------------------------
     Its:  Chairman of the Board         Larry A. Rasmusson
         ------------------------



PARENT:

Consented and Agreed to this 21st day of _______,1998.

OXBORO MEDICAL INTERNATIONAL, INC.


By:  /s/ Robert S. Garin
    -----------------------------
    Its:  Chairman of the Board
        -------------------------


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